Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Professionally Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Professionally Managed Portfolios for the period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Professionally Managed Portfolios for the stated period.

/s/Elaine E. Richards Elaine E. Richards President, Professionally Managed Portfolios	/s/Eric C. VanAndel Eric C. VanAndel Treasurer, Professionally Managed Portfolios
Dated: February 27, 2015	Dated: February 27, 2015

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Professionally Managed Portfolios for purposes of the Securities Exchange Act of 1934.